EXHIBIT 21.1

SUBSIDIARIES OF OSI SYSTEMS, INC.

Name	Jurisdiction
Altaflex, Inc.	California
Apple Merger Sub, Inc.	Massachusetts
Briton EMS Limited	United Kingdom
CXR Limited	United Kingdom
ECIL Rapiscan Ltd.	India
Lenview Limited	United Kingdom
Lenview Property Development (Biddulph) Limited	United Kingdom
Locker, LLC	Delaware
Metrax GmbH	Germany
OSI Electronics Sdh. Bhd.	Malaysia
OSI Electronics, Inc.	California
OSI Electronics Pte Ltd.	Singapore
OSI (Holdings) Company Limited	United Kingdom
OSI Laser Diode, Inc.	Delaware
OSI Optoelectronics, Inc.	California
OSI Optoelectronics Limited	Cyprus
OSI Optoelectronics Sdn. Bhd.	Malaysia
OSI Solutions, Inc.	Delaware
OSI Systems Private Limited	India
PT OSI Electronics	Indonesia
PT OSI Systems	Indonesia
RAGGI-X Manutenção em Equipamentos Electrônicos LTDA-ME	Brazil
Rapiscan do Brasil Comércio de Equipamentos Ltda.	Brazil
Rapiscan Government Services, Inc.	Delaware
Rapiscan Holdings, Inc.	Delaware
Rapiscan Laboratories, Inc.	Delaware
Rapiscan Mexico Holdings LLC	Delaware
Rapiscan Systems Australia Pty Ltd	Australia
Rapiscan Systems Canada Inc.	Canada
Rapiscan Systems (Cyprus) Limited	Cyprus
Rapiscan Services Egypt LLC	Egypt
Rapiscan Systems Electrical Trading LLC	Abu Dhabi
Rapiscan Systems Hong Kong Limited	Hong Kong
Rapiscan Systems, Inc.	California
Rapiscan Systems Limited	United Kingdom
Rapiscan Systems Mexico S. de R.L. de C.V.	Mexico
Rapiscan Systems Oy	Finland
Rapiscan Systems Pte. Ltd.	Singapore
Rapiscan Systems, S.A. de C.V.	Mexico
Rapiscan Systems Sdn. Bhd.	Malaysia
Rapiscan Systems Turkmen	Turkmenistan
S2 Airport Services S. de R.L. de C.V.	Mexico
S2 Albania Sh.p.k.	Albania
S2 Global Healthcare S. de R.L. de C.V.	Mexico
S2 Global, Inc.	Delaware
S2 Global SAL	Lebanon
S2 Global Screening Solutions Sociedad Anonima	Guatemala
S2 Screening Solutions S. de R.L. de C.V.	Mexico
S2 Services, Ltd.	Cayman Islands
S2 Services Puerto Rico, LLC	Puerto Rico
SL Healthcare Limited	Cyprus
Spacelabs Healthcare (Canada), Inc.	Canada
Spacelabs Healthcare GmbH	Germany
Spacelabs Healthcare, Inc.	Delaware
Spacelabs Healthcare, LLC	Washington
Spacelabs Healthcare Ltd.	United Kingdom
Spacelabs Healthcare Medical Equipment (Suzhou) Co., Ltd	China
Spacelabs Healthcare Pte. Ltd.	Singapore
Spacelabs Healthcare SAS	France
Spacelabs Healthcare s.r.l.	Italy
Spacelabs Healthcare Trading (Shanghai) Co., Ltd	China
Spacelabs Holdings, Inc.	Delaware
Union Four Electronics Limited	United Kingdom